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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 23, 2001, with respect to the combined financial statements of GATX Terminals Companies as of and for the year ended December 31, 2000, included in the Kinder Morgan Energy Partners, L.P. Current Report on Form 8-K/A Amendment No. 2 dated April 27, 2001.



/s/ ERNST & YOUNG LLP



Chicago, Illinois
April 27, 2001